STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 22nd day of March, 2019, by and between Clifford Pope (hereinafter referred to as “Seller”) who is the record and beneficial owner of 51 shares of Series B Preferred stock of Premier Products Group, Inc, a Delaware corporation (the “Company”) and Parsh Patel and Jimmy Lee, Jointly (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Seller owns 51 shares of Series B Preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company; and

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desire to purchase from the Seller 51 shares of Series B Preferred Stock (the “Shares”), on and subject to the terms of this Agreement;

WHEREAS, the Preferred Stock is uncertificated but has been established by virtue of duly made filings with the Secretary of State establishing the Preferred Stock and the rights and preferences associated therewith, as evidenced by the attached Exhibit.

WHEREFORE, the parties hereto hereby agree as follows:

1.                  Recitals Incorporated Herein by Reference. The foregoing recitals are incorporated herein by reference and made a part hereof as though fully restated herein.

2.                  Sale of the Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Seller shall sell the Shares to the Purchaser, and the Purchaser shall purchase the Shares from the Seller for an agreed upon amount of $200,000.00 (the “Purchase Price”), which amount is being financed pursuant to the March 22nd, 2019 Promissory Note, attached hereto and made a part hereof.

3.       Closing.

(a)               The purchase and sale of the Shares shall take place at a closing (the “Closing”), to be held at such date and time at the law office of Securities Counselors Inc. as shall be determined by the Purchaser on notice to the Seller within 15 days of the date of the Agreement. If Purchaser fails to complete purchase within the 15 days, then this agreement shall be null and void and Seller is free to do what he wishes with the Shares.

(b)               At the Closing:

(i) The Seller shall deliver to the Purchaser a certificate (or certificates) for the Shares, duly endorsed in form for transfer to the Purchaser.

(ii) The Purchaser shall pay to the Seller the Purchase Price for the Shares in the form of a Secured Promissory Note (the “Note”) in the amount of $200,000.

(iii) Security for the Note shall be the unencumbered 51 shares of Series B Preferred stock to be held in Escrow at the offices of Carl Duncan until fully paid for. Any fees associated with the Escrow shall be borne by the Purchaser.

(iv) Concurrent with the purchase and closing, Pope acknowledges Assignment of all rights, title, and interest in the Note and security interest in the Shares to Old Sawmill Partners, LLC, whose contact information is: Attn Terry L. Stein, 7441 Tracyton Blvd, Bremerton, WA 98311.

(c)               And at any time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

(d)               All representations, covenants and warranties of the Purchaser and Seller contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though the same had been made on and as of such date.

3.       Representations and Warranties of the Purchaser. Purchaser hereby makes the following representations and warranties to the Seller:

(a)       Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by the Purchaser in connection with the execution and performance by the Purchaser of this Agreement or the execution and performance by the Purchaser of any agreements, instruments or other obligations entered into in connection with this Agreement.

(b)       This Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

4.       Representations and Warranties of the Seller. Seller hereby makes the following representations and warranties to the Purchaser, which may be relied on by any subsequent purchasers of the Purchaser’s capital stock and their counsel:

(a)       Seller owns the Shares free and clear of all any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind.

(b)       The Shares are the only shares which are issued and outstanding other than the common stock and represent voting control of the Company, such that the Shares have voting powers which exceed the collective vote of all common shares outstanding.

(c)               Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out Seller’s obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by the Seller in connection with the execution and performance by the Seller of this Agreement or the execution and performance by the Seller of any agreements, instruments or other obligations entered into in connection with this Agreement.

(d)               This Agreement has been duly executed and delivered by the Seller. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(e)               There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Seller’s knowledge, threatened against the Seller or any of Seller’s properties. There is no judgment, decree or order against the Seller that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(f)                There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations pending or, to the Seller’s knowledge, threatened against the Seller or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the Seller’s knowledge, threatened against the Seller.

(g)               The Seller has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign Law, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business. References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

(h)               The Seller is aware of the Company’s business affairs and financial condition and has reached an informed and knowledgeable decision to sell the Shares.

(i)                 The Seller acknowledges that it is aware of and acknowledges that it is the intention of the Company to cause the Company to consummate a merger with a private company following the Closing. Seller acknowledges and confirms that it understands that, upon consummation of that merger, it is likely that each Share will increase in value, possibly substantially.

5.                  Finder’s Fee. Seller represents and warrants that no person is entitled to receive a finder’s fee from Seller in connection with this Agreement as a result of any action taken by the Purchaser or Seller pursuant to this Agreement, and agrees to indemnify and hold harmless the other party, its officers, directors and affiliates, in the event of a breach of the representation and warranty. This representation and warranty shall survive the Closing.

6.       Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by all of the parties hereto.

7.       Miscellaneous.

(a)       Entire Agreement. This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the Agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

(b)               Severability. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

(c)               Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 7(c). Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery.

(d)               Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Washington applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. By execution and delivery of this Agreement, each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the State of Washington; (ii) irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent to any service of process made either (x) in the manner set forth in Section 7(c) of this Agreement (other than by telecopier), or (y) any other method of service permitted by law.

(e)               Waiver of Jury Trial. EACH PARTY hereby expressly waiveS any right to a trial by jury in the event of any suit, action or proceeding to enforce this Agreement or any other action or proceeding which MAY arise OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

(f)                Parties to Pay Own Expenses. Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

(g)               Successors. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.

(h)               Further Assurances. Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

(i)                 Facsimile and Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

(j)                 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

(k)               Headings. The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PURCHASER: Parashar Patel

By:_/s/ Parashar Patel________________

Name: Parashar Patel, an individual

PURCHASER: Jimmy Lee

By:_/s/ Jimmy Lee___________________

Name: Jimmy Lee, an individual

SELLER: Clifford Pope

By:_/s/ Clifford Pope_________________

Name: Clifford Pope, an individual